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                                                                    EXHIBIT 11.1
                                                                    ------------

                     THE PMI GROUP, INC. AND SUBSIDIARIES

                      COMPUTATION OF NET INCOME PER SHARE

                 YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                          1996              1995           1994
                                         --------        --------        ------
PRIMARY NET INCOME PER SHARE        ($ in thousands, except for per share data)

Adjusted shares outstanding:

   Average common shares outstanding       34,952          35,003         35,000
   Net shares to be issued upon
    exercise of dilutive stock
    options after applying
    treasury stock method                      88             119            --
                                         --------        --------       -------

   Average shares outstanding              35,040          35,122         35,000
                                         ========        ========       ========

Net income                               $157,918        $135,231       $106,132
                                         ========        ========       ========

Primary net income per share             $   4.51        $   3.85       $   3.03
                                         ========        ========       ========


FULLY DILUTED NET INCOME PER SHARE

Adjusted shares outstanding:

   Average common shares outstanding       34,952          35,003         35,000
   Net shares to be issued upon
    exercise of dilutive stock
    options after applying
    treasury stock method                     127             123            --
                                         --------        --------       --------

   Average shares outstanding              35,079          35,126         35,000
                                         ========        ========       ========

Net income                               $157,918        $135,231       $106,132
                                         ========        ========       ========

Fully diluted net income per share       $   4.50        $   3.85       $   3.03
                                         ========        ========       ========

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